Investor Contact:	David Morimoto	Media Contact:	Andrew Rosen
	SVP & Treasurer		SVP & Chief Marketing Officer
	(808) 544-3627		(808) 544-6820
	david.morimoto@centralpacificbank.com		andrew.rosen@centralpacificbank.com

NEWS RELEASE

 CENTRAL PACIFIC FINANCIAL CORP. REPORTS
SECOND QUARTER 2009 RESULTS

  Capital Ratios Above ‘Well-Capitalized’ Regulatory Levels

Postpones Stock Offering; Will Seek Authorization of Additional Common Shares

HONOLULU, July 29, 2009 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported a net loss for the second quarter of 2009 of $34.4 million, or $1.27 per diluted share, compared to a net loss of $146.3 million, or $5.10 per diluted share, reported in the second quarter of 2008 and net income of $2.6 million, or $0.03 per diluted share, reported in the first quarter of 2009.   The second quarter results reflect total credit costs of $79.9 million, compared to $116.1 million in the year-ago quarter and $29.6 million in the first quarter of 2009.  The net loss for the second quarter of 2008 included a non-cash goodwill impairment charge of $94.3 million compared to no charge in the current quarter.  The net loss, net loss per diluted share and total credit costs for the second quarter of 2009 were all within the ranges previously announced.

“As we previously announced, our second quarter results were impacted by higher credit costs resulting from the weak economy and further deterioration in the Hawaii and California commercial real estate markets,” said Ronald K. Migita, Chairman, President, and Chief Executive Officer.  “As we continue to navigate through these turbulent times, although we remain focused on reducing credit risk, our customers will continue to receive the high level of quality service and innovative products they have come to expect from us.”

The Company also reported that it is postponing its previously announced stock offering.  The Company was unable to raise the additional capital it targeted given the number of its authorized but unissued common shares combined with the current price level of its common stock.  The Company plans to increase its number of authorized common shares, subject to shareholder approval, which will provide the Company with increased flexibility as it proceeds with its capital raising efforts.

At June 30, 2009, the Company’s capital ratios continue to exceed the amounts required for a regulatory designation of ‘well-capitalized’ with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 13.28%, 14.57%, and 10.61%, respectively.

“The current market conditions prevented us from completing our capital raising objectives at this time,” said Migita.  “While we remain ‘well-capitalized’ for regulatory purposes, we continue to believe that proactively raising additional capital is appropriate and prudent.”

Second Quarter Highlights

▪	Increased core deposits by $201.7 million, or 6.8%.

▪
Originated $558.4 million in residential mortgage loans in Hawaii, up 14.7% from the quarter ended June 30, 2008, and up 35.1% year-to-date for the six months ended June 30, 2008.  These loans were sold in the secondary market, primarily to Fannie Mae and Freddie Mac.

▪	Increased allowance for loan and lease losses, as a percentage of total loans and leases, to 4.50% at June 30, 2009 from 3.20% at March 31, 2009.

▪
Recognized total credit costs of $79.9 million comprised of a provision for loan and lease losses of $74.3 million, an increase to the reserve for unfunded commitments of $2.4 million, foreclosed asset expense of $2.3 million and write-downs of loans held for sale of $0.9 million.

▪	Lowered loan-to-deposit ratio from 95.4% at March 31, 2009 to 93.0% at June 30, 2009.

▪
Maintained capital levels required to be “well-capitalized” for regulatory purposes at June 30, 2009, with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 13.28%, 14.57%, and 10.61%, respectively.  The Company also reported a tangible common equity ratio of 5.76% at June 30, 2009.

Earnings Highlights
Net interest income for the second quarter of 2009 was $46.1 million, compared to $51.4 million in the year-ago quarter and $46.5 million in the first quarter of 2009.  The net interest margin for the current quarter was 3.77%, compared to 3.97% in the year-ago quarter and 3.82% in the first quarter of 2009.  The sequential-quarter decrease was primarily attributable to higher reversals of interest on nonaccrual loans totaling $0.5 million and lower interest income due to lower loan yields.  Excluding the effects of interest reversals on nonaccrual loans, the net interest margin was 3.89% for the current quarter, compared to 4.13% in the year-ago quarter and 3.90% in the first quarter of 2009.

The provision for loan and lease losses in the second quarter of 2009 was $74.3 million, compared to $87.8 million in the year-ago quarter and $26.8 million in the first quarter of 2009.  The sequential-quarter increase was directly attributable to the challenging economic environment and further deterioration in the Hawaii and California commercial real estate markets.

Other operating income totaled $14.6 million for the second quarter of 2009, compared to $11.9 million in the year-ago quarter and $15.7 million in the first quarter of 2009.  The increase from the year-ago quarter was primarily due to:  (1) higher non-cash gains related to the ineffective portion of a cash flow hedge totaling $2.6 million, (2) higher gains on sales of loans totaling $2.3 million and (3) higher income from bank-owned life insurance totaling $0.7 million, partially offset by an other-than-temporary impairment (OTTI) charge totaling $2.6 million.    The sequential-quarter decrease was primarily due to:  (1) the OTTI charge totaling $2.6 million and (2) $3.6 million gain related to the sale of a parcel of land in the first quarter of 2009, partially offset by:  (1) the non-cash gain related to the ineffective portion of a cash flow hedge, (2) lower unrealized losses on outstanding interest rate locks totaling $0.9 million, (3) higher gains on sales of loans totaling $0.5 million, (4) higher income from bank-owned life insurance totaling $0.4 million and (5) higher service charges on deposit accounts totaling $0.4 million.  The OTTI charge, attributable to three non-agency collateralized mortgage obligations, was a result of the Company’s assessment that a portion of the principal and interest payments due on these securities may not be collected as a result of credit weakness in the underlying collateral.

Other operating expense for the second quarter of 2009 was $45.8 million, compared to $160.3 million in the year-ago quarter and $37.7 million in the first quarter of 2009.  The decrease from the year-ago quarter was primarily due to:  (1) the aforementioned non-cash goodwill impairment charge recorded in the year-ago quarter totaling $94.3 million, (2) lower credit related charges (which includes write-downs of loans held for sale, foreclosed asset expense, and losses on sales of loans) totaling $24.9 million and (3) lower salaries and employee benefits totaling $1.0 million, partially offset by higher FDIC insurance expense totaling $4.8 million.  The sequential-quarter increase was primarily due to:  (1) higher FDIC insurance expense totaling $3.2 million, (2) higher credit related charges totaling $2.6 million and (3) higher salaries and employee benefits totaling $1.4 million.  The current quarter increase in FDIC insurance expense was primarily due to a special assessment charge imposed on all FDIC-insured institutions totaling $2.5 million, or five basis points of Central Pacific Bank’s total assets minus Tier 1 capital as of June 30, 2009.

The efficiency ratio for the second quarter of 2009 was 65.64% (excluding foreclosed asset expense of $2.3 million and write-downs of loans held for sale of $0.9 million), compared with 58.37% in the year-ago quarter (excluding the non-cash goodwill impairment charge totaling $94.3 million, write-downs of loans held for sale totaling $22.4 million, foreclosed asset expense of $4.0 million, and loss on sale of commercial real estate loans totaling $1.7 million) and 57.85% (excluding foreclosed asset expense of $0.1 million and write-downs of loans held for sale of $0.4 million) in the first quarter of 2009.  The variance from the year-ago quarter was primarily attributable to the fluctuations in other operating expenses described above.  Excluding the impact of the aforementioned FDIC special assessment charge, the current quarter’s efficiency ratio was 61.75%.

During the current quarter, the Company recognized an income tax benefit of $25.0 million on a pre-tax net loss of $59.5 million.  Comparatively, during the first quarter of 2009, the Company recognized an income tax benefit of $4.9 million on a pre-tax net loss of $2.3 million during the first quarter of 2009.  The effective tax rate for the first quarter of 2009 was impacted by the settlement of a state tax contingency resulting in an income tax benefit totaling $2.2 million.

Balance Sheet Highlights
Total assets of $5.5 billion at June 30, 2009, decreased $125.1 million, or 2.2%, from a year ago and increased $93.7 million, or 1.7%, from March 31, 2009.

Total loans and leases of $3.7 billion at June 30, 2009, decreased $389.4 million, or 9.5%, from a year ago and decreased $130.4 million, or 3.4%, from March 31, 2009.  The current quarter decrease was primarily due to a decrease in the Hawaii construction and commercial real estate portfolio totaling $40.2 million and a decrease in the mainland loan portfolio totaling $61.7 million.

Total deposits of $4.0 billion at June 30, 2009 reflected an increase of $45.9 million, or 1.2%, from a year ago and a decrease of $36.0 million, or 0.9%, from March 31, 2009.  Core deposits of $3.2 billion at June 30, 2009 grew by $201.7 million, or 6.8%, from March 31, 2009.  Noninterest-bearing demand, interest-bearing demand and savings and money market deposits increased during the current quarter by $11.7 million, $36.2 million, and $138.4 million, respectively, while time deposits decreased by $222.3 million.  The decrease in time deposits was directly attributable to a large customer converting $225.7 million of time deposits into repurchase agreements during the quarter.  This conversion was done at the Company’s request and the Company considers these repurchase agreements analogous to time deposits.

Total equity was $625.1 million at June 30, 2009, compared to $517.2 million and $667.4 million at June 30, 2008 and March 31, 2009, respectively.  The increase from a year-ago was primarily attributable to the issuance of senior preferred stock totaling $135.0 million in connection with the Company’s participation in the U.S. Treasury’s Capital Purchase Program in January 2009.

Asset Quality
Nonperforming assets as of June 30, 2009 totaled $261.2 million, or 4.73%, of total assets, compared to $159.9 million, or 2.94%, of total assets at March 31, 2009.  As previously announced, the sequential-quarter increase reflects further deterioration in the Hawaii and California commercial real estate markets and was primarily attributable to the addition of four Hawaii residential construction loans totaling $36.4 million, five Hawaii commercial construction loans totaling $30.3 million and four California commercial construction loans totaling $25.1 million.

While nonperforming assets increased during the quarter, loans delinquent for 90 days or more still accruing interest fell to $4.4 million at June 30, 2009 from $20.3 million at March 31, 2009.  In addition, loans delinquent for 30 days or more still accruing interest dropped significantly to $21.1 million at June 30, 2009 from $107.9 million at March 31, 2009.

Net loan charge-offs in the second quarter of 2009 totaled $30.5 million, compared to $73.9 million in the year-ago quarter and $24.3 million in the first quarter of 2009.

The allowance for loan and lease losses as a percentage of total loans and leases was 4.50% at June 30, 2009, compared to 3.20% at March 31, 2009.  The increase was attributable to the decrease in the loan portfolio and the $74.3 million provision for loan and lease losses, offset by net loan charge-offs totaling $30.5 million.

Total nonperforming assets, loans delinquent for 30 days or more still accruing interest, net loan charge-offs and the allowance for loan and lease losses as a percentage of total loans and leases were all within the ranges previously announced.

Hawaii Construction and Commercial Real Estate Loans
At June 30, 2009, the Hawaii construction and commercial real estate loan portfolio totaled $1.2 billion.  This loan portfolio decreased by $40.2 million from March 31, 2009.

Hawaii construction and commercial real estate loans represented 31.4% of total loans and leases at both June 30, 2009 and March 31, 2009.  Of the $1.2 billion balance in the Hawaii construction and commercial real estate portfolio, the allowance for loan and lease losses established for these loans was $58.7 million at June 30, 2009, or 5.07%, of the total outstanding balance.

Nonperforming assets related to this sector were comprised of 16 loans totaling $87.5 million at June 30, 2009, or 1.58%, of total assets.  Nonperforming assets related to this sector totaled $23.1 million at March 31, 2009.

Mainland Construction and Commercial Real Estate Loans
At June 30, 2009, mainland construction and commercial real estate loans totaled $953.8 million and mainland construction and commercial real estate foreclosed properties totaled $17.3 million.  The portfolio balance consisted of $649.5 million in California and $304.3 million in other Western states.  The Company’s total exposure to this sector decreased by $65.3 million from March 31, 2009.

Mainland construction and commercial real estate loans represented 25.9% and 26.6% of total loans and leases at June 30, 2009 and March 31, 2009, respectively.  Of the $953.8 million balance in the mainland construction and commercial real estate portfolio, the allowance for loan and lease losses established for these loans was $73.4 million at June 30, 2009, or 7.70%, of the total outstanding balance.

Nonperforming assets related to this sector totaled $142.8 million at June 30, 2009, or 2.58%, of total assets.  This balance was comprised of 27 loans totaling $125.5 million and four foreclosed properties totaling $17.3 million.  Nonperforming assets related to this sector totaled $114.6 million at March 31, 2009.

Capital Levels
The Company continues to exceed the capital levels required to be “well-capitalized” for regulatory purposes with Tier 1 risk-based capital, total risk-based capital, and leverage capital ratios of 13.28%, 14.57%, and 10.61%, respectively, at June 30, 2009.   At March 31, 2009, these capital ratios were 13.93%, 15.20%, and 11.31%, respectively.   The tangible common equity ratio was 5.76% at June 30, 2009 as compared to 6.66% at March 31, 2009.

Conference Call and Slide Presentation
The Company’s management will host a conference call on Thursday, July 30, 2009, at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation as well as view a slide presentation by visiting the investor relations page of the Company's website at http://investor.centralpacificbank.com.  Alternatively, investors may download the slide presentation from the "Presentations" tab of the investor relations page and participate in the live call by dialing 1-800-860-2442.  A playback of the call will be available through August 31, 2009 by dialing 1-877-344-7529 (passcode: 432312) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is one of the largest financial institutions in Hawaii with more than $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and more than 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year.  The Company does not update any of its forward-looking statements.

Additional Information And Where To Find It
This release may be deemed to be solicitation material in respect of the shareholder meeting to be called to consider the increase in the number of authorized shares of the Company.  The Company will be filing a proxy statement with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov, or from the investor relations page of the Company’s website.

Participants In Solicitation
CPF and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting.  Information regarding the interests of CPF's directors and executive officers in the proxy contest will be included in CPF's definitive proxy statement.

#####

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights - June 30, 2009
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(in thousands, except per share data)	2009	2008	Change	2009	2008	Change

INCOME STATEMENT
Net loss	$34,442	$146,258	(76.5)%	$31,813	$144,600	(78.0)%
Per share data:
Diluted (after dividends on preferred stock)	(1.27)	(5.10)	(75.1)	(1.24)	(5.04)	(75.4)
Cash dividends	-	0.25	(100.0)	-	0.50	(100.0)

PERFORMANCE RATIOS
Return on average assets (1)	(2.51)%	(9.96)%		(1.16)%	(4.98)%
Return on average shareholders' equity (1)	(20.88)	(86.27)		(9.96)	(42.27)
Net loss to average tangible shareholders' equity (1)	(28.67)	(143.86)		(13.85)	(70.22)
Efficiency ratio (2)	65.64	58.37		61.77	50.47
Net interest margin (1)	3.77	3.97		3.80	3.98

				June 30,		%
				2009	2008	Change
BALANCE SHEET
Total assets				$5,525,287	$5,650,349	(2.2)%
Loans and leases, net of unearned interest				3,688,519	4,077,956	(9.5)
Net loans and leases				3,522,448	3,991,906	(11.8)
Deposits				3,966,524	3,920,630	1.2
Total shareholders' equity				615,047	507,103	21.3
Book value per share				16.94	17.66	(4.1)
Tangible book value per common share				10.71	11.46	(6.5)
Market value per common share				3.75	10.66	(64.8)
Tangible common equity ratio				5.76%	6.02%

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2009	2008	Change	2009	2008	Change
SELECTED AVERAGE BALANCES
Total assets	$5,487,486	$5,876,047	(6.6)%	$5,482,984	$5,812,250	(5.7)%
Interest-earning assets	4,953,798	5,262,311	(5.9)	4,958,641	5,226,481	(5.1)
Loans and leases, net of unearned interest	3,862,201	4,346,980	(11.2)	3,938,559	4,297,175	(8.3)
Other real estate	19,061	3,856	394.3	15,872	2,721	483.3
Deposits	4,079,127	3,835,941	6.3	3,999,846	3,832,501	4.4
Interest-bearing liabilities	4,164,701	4,495,589	(7.4)	4,165,070	4,437,532	(6.1)
Total shareholders' equity	659,954	678,112	(2.7)	639,087	684,144	(6.6)

				June 30,		%
				2009	2008	Change
NONPERFORMING ASSETS
Nonaccrual loans (including loans held for sale)				$243,303	$142,408	70.8%
Other real estate, net				17,862	3,501	410.2
Total nonperforming assets				261,165	145,909	79.0
Loans delinquent for 90 days or more (still accruing interest)				4,447	508	775.4
Total nonperforming assets and loans delinquent for
90 days or more (still accruing interest)				$265,612	$146,417	81.4

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008		2009	2008
Loan charge-offs	$30,943	$74,257	(58.3)%	$55,758	$129,067	(56.8)%
Recoveries	404	399	1.3	877	996	(11.9)
Net loan charge-offs	$30,539	$73,858	(58.7)	$54,881	$128,071	(57.1)
Net loan charge-offs to average loans (1)	3.16%	6.80%		2.79%	5.96%

				June 30,
				2009	2008
ASSET QUALITY RATIOS
Nonaccrual loans (including loans held for sale) to
total loans and leases and loans held for sale				6.45%	3.40%
Nonperforming assets to total assets				4.73	2.58
Nonperforming assets, loans delinquent for 90 days or more (still accruing
interest) to total loans and leases, loans held for sale & other real estate				7.01	3.49
Allowance for loan and lease losses to total loans and leases				4.50	2.11
Allowance for loan and lease losses to nonaccrual loans (including loans held for sale)				68.26	60.42

(1) Annualized.
(2)	Efficiency ratio is derived by dividing other operating expense excluding amortization, impairment and write-down of intangible assets, goodwill, loans held for sale and foreclosed property, loss on investment transaction and loss on sale of commercial real estate loans by net operating revenue (net interest income on a taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008

Net Interest Margin

Annualized net interest income for the quarter as a percentage of
quarter-to-date average interest earning assets	3.77%	3.82%	3.97%

Reversal of interest on nonaccrual loans	0.12	0.08	0.16

Net interest margin, excluding reversal of interest on nonaccrual loans	3.89%	3.90%	4.13%

Efficiency Ratio

Total operating expenses as a percentage of net operating revenue	71.77%	59.90%	251.13%
Goodwill impairment	-	-	(147.72)
Amortization and impairment of other intangible assets	(1.12)	(1.15)	(1.05)
Foreclosed asset expense	(3.59)	(0.21)	(6.24)
Loss on commercial real estate loans	-	-	(2.62)
Write down of assets	(1.42)	(0.69)	(35.13)

Efficiency ratio	65.64%	57.85%	58.37%

FDIC special assessment charge	(3.89)	-	-

Efficiency ratio, excluding FDIC special assessment charge	61.75%	57.85%	58.37%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	June 30,
(in thousands, except per share data)	2009	2009	2008

ASSETS
Cash and due from banks	$161,985	$78,170	$97,657
Interest-bearing deposits in other banks	23,071	10,199	545
Federal funds sold	19,000	7,000	14,900
Investment securities:
Trading	-	-	5,077
Available for sale	1,049,949	933,215	809,965
Held to maturity (fair value of $6,906,857.18 at June 30, 2009,
$7,622 at March 31, 2009 and $25,976 at June 30, 2008)	6,830	7,523	26,023
Total investment securities	1,056,779	940,738	841,065

Loans held for sale	84,748	63,056	108,535
Loans and leases	3,688,519	3,818,900	4,077,956
Less allowance for loan and lease losses	166,071	122,286	86,050
Net loans and leases	3,522,448	3,696,614	3,991,906

Premises and equipment	77,142	77,828	82,724
Accrued interest receivable	18,724	20,887	22,687
Investment in unconsolidated subsidiaries	17,534	14,338	16,697
Other real estate	17,862	16,558	3,501
Goodwill	152,689	152,689	150,514
Other intangible assets	26,239	26,957	27,413
Mortgage servicing rights	18,474	16,165	13,622
Bank-owned life insurance	137,946	136,437	133,317
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	141,849	125,126	96,469
Total assets	$5,525,287	$5,431,559	$5,650,349

LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$623,698	$612,045	$649,950
Interest-bearing demand	548,166	511,919	471,294
Savings and money market	1,428,881	1,290,521	1,151,821
Time	1,365,779	1,588,088	1,647,565
Total deposits	3,966,524	4,002,573	3,920,630

Short-term borrowings	267,155	83,474	275,186
Long-tem debt	608,554	623,903	885,019
Other liabilities	57,970	54,227	52,350
Total liabilities	4,900,203	4,764,177	5,133,185

Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding
135,000 shares at June 30, 2009 and March 31, 2009, none at June 30, 2008	128,239	127,836	-
Common stock, no par value, authorized 100,000,000 shares;
issued and outstanding 28,745,214 shares at June 30, 2009,
28,740,217 shares at March 31, 2009 and 28,716,667 at June 30, 2008	403,219	403,203	402,985
Surplus	62,549	62,276	55,039
Retained earnings	28,083	64,524	63,321
Accumulated other comprehensive loss	(7,043)	(500)	(14,242)
Total shareholders' equity	615,047	657,339	507,103
Non-controlling interest	10,037	10,043	10,061
Total equity	625,084	667,382	517,164
Total liabilities and equity	$5,525,287	$5,431,559	$5,650,349

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except per share data)	2009	2009	2008	2009	2008

Interest income:
Interest and fees on loans and leases	$54,218	$56,505	$65,677	$110,723	$135,971
Interest and dividends on investment securities:
Taxable interest	9,058	8,729	9,308	17,787	18,579
Tax-exempt interest	1,146	1,171	1,416	2,317	2,805
Dividends	2	3	11	5	35
Interest on deposits in other banks	11	-	3	11	7
Interest on federal funds sold and securities purchased under agreements to resell	6	-	22	6	43
Dividends on Federal Home Loan Bank stock	-	-	171	-	293
Total interest income	64,441	66,408	76,608	130,849	157,733

Interest expense:
Demand	355	321	179	676	316
Savings and money market	3,414	2,863	2,980	6,277	6,765
Time	8,219	9,894	11,706	18,113	26,435
Interest on short-term borrowings	34	238	2,357	272	4,280
Interest on long-term debt	6,359	6,619	8,002	12,978	17,696
Total interest expense	18,381	19,935	25,224	38,316	55,492

Net interest income	46,060	46,473	51,384	92,533	102,241
Provision for loan and lease losses	74,324	26,750	87,800	101,074	122,072
Net interest income (loss) after provision for loan and lease losses	(28,264)	19,723	(36,416)	(8,541)	(19,831)

Other operating income:
Service charges on deposit accounts	3,948	3,537	3,511	7,485	7,054
Other service charges and fees	3,584	3,320	3,710	6,904	7,125
Income from fiduciary activities	999	970	990	1,969	1,995
Equity in earnings of unconsolidated subsidiaries	205	274	131	479	414
Fees on foreign exchange	145	116	112	261	306
Investment securities gains (losses)	(2,564)	(150)	253	(2,714)	253
Income from bank-owned life insurance	1,514	1,070	845	2,584	2,715
Loan placement fees	312	248	213	560	366
Net gain on sales of residential loans	4,539	4,009	2,241	8,548	4,039
Other	1,917	2,290	(75)	4,207	1,943
Total other operating income	14,599	15,684	11,931	30,283	26,210

Other operating expense:
Salaries and employee benefits	17,684	16,260	18,648	33,944	36,012
Net occupancy	3,101	3,279	3,266	6,380	6,119
Equipment	1,562	1,512	1,433	3,074	2,828
Amortization and impairment of intangible assets	1,550	1,421	1,281	2,971	2,450
Communication expense	975	1,139	1,125	2,114	2,210
Legal and professional services	2,846	2,716	2,615	5,562	5,028
Computer software expense	840	912	809	1,752	1,672
Advertising expense	713	755	700	1,468	1,382
Goodwill impairment	-	-	94,279	-	94,279
Foreclosed asset expense	2,294	135	3,984	2,429	6,574
Loss on sale of commercial real estate loans	-	-	1,671	-	1,671
Write down of assets	904	435	22,424	1,339	22,424
Other	13,349	9,134	8,048	22,483	9,094
Total other operating expense	45,818	37,698	160,283	83,516	191,743

Loss before income taxes	(59,483)	(2,291)	(184,768)	(61,774)	(185,364)
Income tax benefit	(25,041)	(4,920)	(38,510)	(29,961)	(40,764)
Net income (loss)	(34,442)	2,629	(146,258)	(31,813)	(144,600)

Per common share data:
Basic earnings per share	$(1.27)	$0.03	$(5.10)	$(1.24)	$(5.04)
Diluted earnings per share (after dividends and accretion on preferred stock)	(1.27)	0.03	(5.10)	(1.24)	(5.04)
Cash dividends declared	-	-	0.25	-	0.50

Basic weighted average shares outstanding	28,687	28,681	28,652	28,684	28,670
Diluted weighted average shares outstanding	28,687	28,692	28,652	28,684	28,670

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2009			June 30, 2008			June 30, 2009			June 30, 2008
	Average	Average		Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$66,158	0.07%	$11	$700	1.71%	$3	$35,299	0.06%	$11	$597	2.32%	$7
Federal funds sold & securities purchased
under agreements to resell	17,181	0.13%	6	4,385	2.04%	22	8,827	0.13%	6	3,513	2.48%	43
Taxable investment securities, excluding
valuation allowance	840,598	4.31%	9,060	710,653	5.25%	9,319	806,133	4.41%	17,792	724,843	5.14%	18,614
Tax-exempt investment securities,
excluding valuation allowance	118,863	5.94%	1,764	150,796	5.78%	2,179	121,026	5.89%	3,565	151,556	5.70%	4,316
Loans and leases, net of unearned income	3,862,201	5.63%	54,218	4,346,980	6.07%	65,677	3,938,559	5.66%	110,723	4,297,175	6.36%	135,971
Federal Home Loan Bank stock	48,797	0.00%	0	48,797	1.40%	171	48,797	0.00%	0	48,797	1.20%	293
Total interest earning assets	4,953,798	5.26%	65,059	5,262,311	5.90%	77,371	4,958,641	5.36%	132,097	5,226,481	6.12%	159,244
Nonearning assets	533,688			613,736			524,343			585,769
Total assets	$5,487,486			$5,876,047			$5,482,984			$5,812,250

Liabilities & Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$540,416	0.26%	$355	$472,037	0.15%	$179	$519,598	0.26%	$676	$461,548	0.14%	$316
Savings and money market deposits	1,345,028	1.02%	3,414	1,111,289	1.08%	2,980	1,266,405	1.00%	6,277	1,126,287	1.21%	6,765
Time deposits under $100,000	668,096	2.62%	4,364	590,750	2.81%	4,126	689,396	2.73%	9,344	561,634	3.08%	8,607
Time deposits $100,000 and over	942,322	1.64%	3,855	1,054,284	2.89%	7,580	939,956	1.88%	8,769	1,079,719	3.32%	17,828
Short-term borrowings	52,895	0.25%	34	369,489	2.57%	2,357	125,324	0.44%	272	299,471	2.87%	4,280
Long-term debt	615,944	4.14%	6,359	897,740	3.58%	8,002	624,391	4.19%	12,978	908,873	3.92%	17,696
Total interest-bearing liabilities	4,164,701	1.77%	18,381	4,495,589	2.26%	25,224	4,165,070	1.86%	38,316	4,437,532	2.51%	55,492
Noninterest-bearing deposits	583,265			607,581			584,491			603,313
Other liabilities	69,526			84,702			84,293			77,195
Total liabilities	4,817,492			5,187,872			4,833,854			5,118,040
Shareholders' equity	659,954			678,112			639,087			684,144
Non-controlling interest	10,040			10,063			10,043			10,066
Total equity	669,994			688,175			649,130			694,210
Total liabilities & equity	$5,487,486			$5,876,047			$5,482,984			$5,812,250

Net interest income			$46,678			$52,147			$93,781			$103,752

Net interest margin		3.77%			3.97%			3.80%			3.98%